EXHIBIT 99.2

PERRY ELLIS INTERNATIONAL, INC.

PROXY

2003 ANNUAL MEETING OF SHAREHOLDERS

May    , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PERRY ELLIS INTERNATIONAL, INC.

The undersigned hereby appoints George Feldenkreis and Oscar Feldenkreis and each or either of them as Proxies of the undersigned, with full power of substitution, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock, $.01 par value, of Perry Ellis International, Inc., a Florida corporation, held of record by the undersigned on April    , 2003 at the 2003 Annual Meeting of Shareholders of Perry Ellis International, Inc. to be held on May    , 2003, or at any adjournment or postponement thereof.

Each of the proposals to be voted on at Perry Ellis’ annual meeting are entirely independent of each other and will be voted on separately, and the effectiveness of any one proposal is not conditioned upon the approval by our shareholders of any of the other proposals to be voted on at the annual meeting.

The Board of Directors unanimously recommends a vote FOR Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9. This Proxy, when properly executed will be voted as specified on the reverse side. This Proxy will be voted FOR Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9 if no specification is made.

Proposal 1.   To approve the issuance of up to 3,250,000 shares of Perry Ellis’ common stock under the agreement and plan of merger, dated February 3, 2003, among Perry Ellis International, Inc., Salant Corporation and Connor Acquisition Corp., a wholly owned subsidiary of Perry Ellis.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2.   To elect the nominees listed below as directors of Perry Ellis, each to serve for a three-year term expiring at the 2006 Annual Meeting of Shareholders of Perry Ellis and until the election and qualification of his successor.

☐ FOR all nominees	☐ WITHHOLD AUTHORITY to vote
listed below	for all nominees listed below

☐ EXCEPTIONS

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS” box and strike a line through the nominee’s name in the list below:

Oscar Feldenkreis

Allan Zwerner

Joseph P. Lacher

Proposal 3.   To approve an amendment to Perry Ellis’ second amended and restated articles of incorporation to increase the number of shares of common stock which Perry Ellis is authorized to issue from 30,000,000 to 100,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4.   To approve an amendment to Perry Ellis’ second amended and restated articles of incorporation to increase the number of shares of preferred stock which Perry Ellis is authorized to issue from 1,000,000 to 5,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5.   To approve an amendment to Perry Ellis’ second amended and restated articles of incorporation to eliminate the ability to take shareholder action by written consent in lieu of a shareholder meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 6.   To approve an amendment to Perry Ellis’ second amended and restated articles of incorporation to require advance notice and disclosure procedures for shareholders seeking to nominate Perry Ellis’ directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 7.   To approve an amendment to Perry Ellis’ second amended and restated articles of incorporation to require the affirmative vote of 66-2/3% of the outstanding shares of Perry Ellis’ common stock to effect certain future amendments to the articles.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 8.   To approve an amendment to Perry Ellis’ 2002 stock option plan to allow restricted stock awards to be granted to participants in the plan and to increase the number of shares of Perry Ellis’ common stock reserved for issuance under the plan from 1,000,000 to 1,500,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 9.   To ratify the appointment by Perry Ellis’ audit committee of Deloitte & Touche LLP to serve as Perry Ellis’ independent auditors for the fiscal year ending January 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other matters that properly may come before the annual meeting or any adjournment or postponement of the annual meeting.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2003
(Signature)
(Additional signature if held jointly)

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. NO

POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.